Drake & Klein CPAs

A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, of the audit report dated November 21, 2012 relative to the financial statements of Top To Bottom Pressure Washing, Inc. as of December 31, 2011 and 2010 and for each of the years then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Drake & Klein CPAs

Drake & Klein CPAs

Clearwater, Florida

November 28, 2012

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362